UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 11, 2011

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2011 John C. Adams, Jr. delivered written notice to the Chairman of the Board of Directors of WD-40 Company (the “Company”) that he will not stand for re-election to the Board of Directors at the next annual meeting of stockholders.

On October 11, 2011 the Board of Directors of the Company announced that Mr. Gregory A. Sandfort was elected as a director of WD-40 Company. Mr. Sandfort is President and Chief Merchandising Officer of Tractor Supply Company. Mr. Sandfort was elected to fill a vacancy on the Board of Directors created by approval of a resolution to increase the authorized number of directors from eight to nine. Mr. Sandfort has been appointed to serve as a member of the Corporate Governance and Finance Committees of the Board of Directors. Mr. Sandfort has also been nominated for election as a director at the next annual meeting of stockholders.

Mr. Sandfort has entered into an Indemnity Agreement with the Company in the form attached as Exhibit 10(d) to the Company’s annual report on Form 10-K filed October 25, 2007. For his service as a director from the date of his election to the next annual meeting of stockholders, Mr. Sandfort is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Company’s Board of Directors on October 11, 2011. Accordingly, Mr. Sandfort has received a restricted stock unit (“RSU”) award covering 1,097 shares of the Company’s common stock having a fair market value as of October 11, 2011 in the amount of $45,975. The RSU award is fully vested and provides for the issuance of 1,097 shares of the Company’s common stock following termination of service as a director. The RSU award will carry a dividend equivalent providing for payment of cash in an amount equal to dividends with respect to the RSU shares as and when dividends are declared upon the Company’s common stock. In accordance with the Compensation Policy and Election Plan, Mr. Sandfort is also entitled to receive annual base compensation for service as a director until the next annual meeting of stockholders in the amount of $16,000. In lieu of cash, Mr. Sandfort has elected to receive all of such base compensation in the form of an RSU award. Such RSU award will be granted by the Company’s Board of Directors at its next meeting. The RSU award will have the same terms and conditions as the award described above.

Related Party Transaction Disclosure:

Since Mr. Sandfort has been elected as a director of the Company, he is a “related person” as that term is defined in Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Sandfort is an executive officer of Tractor Supply Company, a WD-40 Company customer that acquired products from the Company in the ordinary course of business during fiscal year 2011. The total amount of net sales recorded by the Company for all product purchases by Tractor Supply Company from the Company during fiscal year 2011 was $960,420. It is anticipated that Tractor Supply Company will continue to purchase products from the Company in the ordinary course of business during the current fiscal year in amounts that are consistent with purchases during the prior fiscal year. Mr. Sandfort’s indirect interest in the purchase of products from the Company by Tractor Supply Company is limited to his interest in such transactions as an executive officer of Tractor Supply Company.

Item 9.01.	Financial Statements and Exhibits.

    (d)     Exhibits.

Exhibit Number	Description

99(a)	Press release dated October 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: October 14, 2011	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President and Chief Financial Officer
(Principal Financial Officer)